Item 77I: Terms of new or amended
securities
Morgan Stanley U.S. Government Securities
Trust

Morgan Stanley U.S. Government Securities
Trust made those changes to its share Class offerings as described in the supplement to its Statement of Additional Information filed via
EDGAR with the Securities and Exchange
Commission on September 29, 2017 (accession number 0001104659-17-059831) and incorporated by reference herein.